[LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Congoleum Corporation on Form S-8 (File No. 333-XXXXX) of our report dated February 20, 1996 on our audits of the financial statements and financial statement schedule of Congoleum Corporation as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included as Exhibit
23.3 in the Congoleum Corporation annual report on form 10-K for the fiscal year ended December 31, 1996.



/s/ Coopers & Lybrand L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
August 29, 1997

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